                                                                    Exhibit 10.4

                           MANAGEMENT INCENTIVE PLAN
                               February 17, 2000


Purpose
-------

The purpose of the Management Incentive Plan (MIP) is to motivate, incent and retain key senior managers of the company. It is designed to link the variable cash compensation of senior managers primarily to the financial performance of the company but also to individual achievement.

Administration
--------------

The MIP shall be administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors. The Committee shall have the authority to adopt, amend and rescind rules and regulations for the administration of the MIP and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the MIP. Without limiting the foregoing, the Committee in its sole discretion may increase, decrease or eliminate any award payment hereunder. All decisions, determinations and interpretations of the Committee shall be final and binding upon all parties concerned.

The Committee shall approve all awards under the MIP. In the case of the CEO, Corporate officers and members of the Corporate Executive Committee, each award shall be approved individually. In all other cases, the Committee may approve awards individually or in the aggregate, at its discretion.

Participants
------------

Management shall, from time to time, propose to the Committee the employees to be eligible (the "Participants") or no longer eligible for awards under the MIP. The Committee may approve (or disapprove) those employees individually or by guideline.

Current Participants are listed in Appendix A.

Awards
------

Management shall propose to the Committee one or more formulae by which to calculate the awards to be made to Participants. Typically these formulae will be designed to provide for awards which will be based in part on overall corporate financial performance, divisional or geographic performance (where applicable) and individual performance. The Committee, however, shall be free to fashion awards under this MIP which, in its opinion, best achieve its Purpose.

The Committee shall have authority, consistent with the MIP, to establish the periods during which awards may be earned, to determine the size and terms of the awards to be made to each Participant, to determine the time when awards will be made, and to prescribe the form of payment for awards.

Current award formulae are attached as Appendix B.

General Terms and Conditions
----------------------------

The MIP does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the company, and it shall not be deemed to interfere in any way with the company's right to terminate, or otherwise modify, an employee's employment at any time. No employee shall have a right to be selected as a Participant for any year nor, having been selected a Participant in the MIP for one year, to be a Participant in any other year. Neither the MIP nor any award thereunder shall be an element of damages in any claim based upon discharge in violation of a contract unless the contract in question shall be in writing and shall make specific reference to this section and this sentence, overriding the same; nor shall this MIP or any rights thereto be regarded as an element of damages for wrongful discharge in any other context except to the extent that rights shall have accrued hereunder as of the date of discharge.

The provisions of the MIP and the grant of any incentive payment shall inure to the benefit of all successors of each Participant, including without limitation such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.


The MIP may be amended or terminated at any time by the Board of Directors of the Corporation, and shall continue in effect until so terminated; provided however that no amendment or termination of the MIP shall adversely affect any right of any Participant with respect to any incentive payment previously made without such Participant's written consent.

The MIP shall be effective as of January 1, 2000 and supersedes the Management Incentive Plan effective January 1, 1995 and amended in 1997.

This MIP and all determinations made and actions taken hereunder shall be construed in accordance with the laws of the Commonwealth of Massachusetts.